SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2014 (October 31, 2014)

Southwest Iowa Renewable Energy, LLC
(Exact Name of registrant as specified in its charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment No. 2 to Ethanol Purchase Agreement

Effective October 31, 2014, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into Amendment No. 2 to Ethanol Purchase Agreement (the “Ethanol Purchase Agreement Amendment”) with Bunge North America, Inc. (“Bunge”). The Ethanol Purchase Agreement Amendment amends the Ethanol Purchase Agreement, dated as of January 1, 2012 (the “Purchase Agreement”), and amended by Amendment No. 1 to the Ethanol Purchase Agreement, dated as of August 29, 2014, to change the expiration of the initial term from October 31, 2014 to January 31, 2015. In all other respects, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

The foregoing description of the Ethanol Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Ethanol Purchase Agreement Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to Ethanol Purchase Agreement by and between Southwest Iowa Renewable Energy, LLC, as Producer, Bunge North America, Inc., as Bunge dated as of October 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: October 31, 2014	By:	/s/ Brian T. Cahill
Brian T. Cahill
General Manager, President, and CEO

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 2 to Ethanol Purchase Agreement by and between Southwest Iowa Renewable Energy, LLC, as Producer, Bunge North America, Inc., as Bunge dated as of October 31, 2014.